Exhibit 99.4

CONSENT OF WELLS FARGO SECURITIES, LLC

Connecticut Water Service, Inc.

93 West Main Street

Clinton, CT 06413

RE:	Joint Proxy Statement / Prospectus the (“Proxy Statement/Prospectus”) of Connecticut Water Service, Inc. (“CTWS”) and SJW Group, which forms part of the Registration Statement on Form S-4 of SJW Group (the “Registration Statement”)

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated March 14, 2018, to the CTWS Board of Directors as Annex C to the Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Proxy Statement/Prospectus under the headings “SUMMARY—Opinion of CTWS’s Financial Advisor,” “THE MERGER—Background of Merger,” “THE MERGER—CTWS’s Reasons for the Merger; Recommendation of the CTWS Board of Directors,” “THE MERGER—Opinion of CTWS’s Financial Advisor – Opinion of Wells Fargo Securities, LLC” and “THE MERGER—Unaudited Financial Forecasts – Certain Financial Projections Utilized by the CTWS Board of Directors and CTWS’s Financial Advisor.”

The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any other amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: April 25, 2018

/s/ WELLS FARGO SECURITIES, LLC
WELLS FARGO SECURITIES, LLC